EXHIBIT 10.1
2021 ADVISOR OMNIBUS INCENTIVE COMPENSATION PLAN
OF
GLOBAL NET LEASE, INC.
FORM OF STOCK AWARD AGREEMENT
THIS STOCK AWARD AGREEMENT (the “Agreement”), is made, effective as of [INSERT DATE] (hereinafter the “Grant Date”), between Global Net Lease, Inc. (the “Company”), and Global Net Lease Advisors, LLC (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the 2021 Advisor Omnibus Incentive Compensation Plan of Global Net Lease, Inc. (the “Advisor Plan”);
WHEREAS, the Advisor Plan provides that the Committee has the ability to grant Stock Awards to Eligible Persons under the Advisor Plan;
WHEREAS, the Committee has determined that the Participant should receive a Stock Award on the terms set forth in this Agreement.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Stock Award. Subject to the terms and conditions of the Advisor Plan and this Agreement, the Company hereby awards to the Participant [INSERT NUMBER] unrestricted Shares (the “Award Shares”); and, accordingly, the Participant shall be entitled to all of the rights of a holder of Shares as of the Grant Date. To the extent required by Applicable Law, the Participant shall pay the Company the par value ($0.01) for each Share awarded to the Participant simultaneously with the execution of this Agreement in cash or cash equivalents payable to the order of the Company. It is hereby acknowledged and agreed by the Participant that no amount was paid by the Participant to the Company or any other person for such Award Shares and that the consideration for the Participant’s purchase of the Award Shares is the Participant’s provision of prior services to the Company.
2.Provisions of Advisor Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Advisor Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Advisor Plan as may be adopted thereunder and as may be in effect from time to time. The Advisor Plan is incorporated herein by reference. A copy of the Advisor Plan and a related prospectus has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Advisor Plan, the Advisor Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Advisor Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Advisor Plan) and supersedes any prior agreements between the Company and the Participant.
3.Terms and Conditions.
a.Issuance. The Award Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof in book-entry form.
b.Rights as a Stockholder; Dividends. From and after the Grant Date, the Participant shall have, with respect to the Award Shares, all of the rights of a holder of Shares, including, without limitation, the right to vote the Award Shares, to receive and retain all cash dividends and other distributions payable to holders of Shares of record on and after the Grant Date, and to exercise all other rights, powers and privileges of a holder of Shares with respect to the Award Shares.
c.Taxes. To the extent applicable, the Participant shall be subject to the provisions of Section 19 of the Advisor Plan with respect to any withholding or other tax obligations (if any) in connection with the issuance, delivery or vesting of the Award Shares or otherwise in connection with this Agreement.
4.Miscellaneous.
a.This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
b.This award of Award Shares shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Award Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
c.The Participant agrees that the award of the Award Shares hereunder is special incentive compensation and that any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan, or any life insurance, disability or other benefit plan.

d.The Participant agrees that, notwithstanding anything to the contrary in this Agreement, the award of Award Shares will be subject to any compensation recapture policies established in order to comply with applicable law, rules or other regulatory requirements including without limitation any policy that is intended to comply with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder.
e.No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
f.This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
g.The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
h.The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
i.All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to Global Net Lease, Inc. at 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attn: Chief Financial Officer.
j.This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
k.The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
l.The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
m.It is intended that the Award Shares be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith.

n.By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
GLOBAL NET LEASE, INC.

Name:
Title:

GLOBAL NET LEASE ADVISORS, LLC

By:
Its:

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